Exhibit 99.1

FOXO TECHNOLOGIES INC. CREATES ACQUISITION VEHICLE AND APPOINTS NEW INTERIM CFO

WEST PALM BEACH, FLORIDA—June 16, 2025 - (Globenewswire)--FOXO Technologies Inc. (NYSE American: FOXO) (“FOXO” or the “Company”) today announced that it formed a new, wholly-owned subsidiary intended to be used to acquire identified acquisition targets in the healthcare services and related sectors.

On June 13, 2025, the Company formed FOXO Acquisition Corporation, a Florida corporation, for the purpose of acquiring targeted acquisitions. The Company also intends to create a new series of non-convertible preferred stock with a goal to have this preferred stock publicly listed (with its own trading symbol) and use it to as a mechanism to complete such acquisitions. The new series of preferred stock is anticipated to generate both cash and common stock dividends for investors/owners and have a secured interest in the acquisition vehicle which will own the acquired businesses.

“We are excited to be taking one of the first tangible steps of our planned acquisition strategy,” said Seamus Lagan, Chief Executive Officer of FOXO. “We believe we can secure the funding we need in a manner that is non-dilutive to our common stockholders and target acquisitions with significant growth opportunities and/or surplus cash flow that will create long-term value for our common stockholders.”

We also are announcing the passing of our Interim Chief Financial Officer, Martin Ward on June 9, 2025.

“It is with deep regret and profound sadness that I announce Martin’s recent passing. Martin was a valuable contributor to our team and he will be sorely missed. My deepest condolences go out to the Ward family,” said Seamus Lagan, CEO.

On June 13, 2025, Mr. Lagan was appointed as Interim Chief Financial Officer as the search for a more permanent appointment is underway.

This announcement is being made pursuant to and in accordance with Rule 135 promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”). As required by Rule 135, this press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act.

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a critical access designated (CAH) hospital in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

FOXO Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; potential inability of FOXO to establish or maintain relationships required to advance its goals or to achieve its commercialization and development plans; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry or in the markets or industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151